Exhibit 99.1

FARADAY FUTURE INTELLIGENT ELECTRIC INC. ANNOUNCES COMPLETION OF Special Committee INVESTIGATION

•	Company Appoints Susan Swenson Executive Chairperson to Provide Oversight of the Senior Executive Leadership Team

•	Internal Controls Strengthened as Board of Directors Implements Special Committee Actions

Los Angeles, CA. (February 1, 2022) - Faraday Future Intelligent Electric Inc. (“Faraday Future” or the “Company”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, today announced that the special committee of independent Company directors (the “Special Committee”) has completed its previously announced investigation into allegations of inaccurate disclosures, including claims contained in a short seller report issued during October 2021. Based on its work, the Special Committee, assisted by independent legal counsel, Kirkland & Ellis LLP, and a forensic accounting firm, Alvarez & Marsal, concluded that, except as described in the Company’s Form 8-K filed today (the “Form 8-K”) with the Securities and Exchange Commission (the “SEC”), other substantive allegations of inaccurate disclosures that the Special Committee evaluated, including those made in the short seller report, were not supported by the evidence reviewed. The Special Committee did identify certain inconsistencies in statements to investors and certain weaknesses in its corporate controls and culture, as detailed in the Form 8-K.

In connection with its review, the Special Committee recommended certain remedial actions to enhance oversight and corporate governance, including the appointment of Sue Swenson, currently the Audit Committee Chairperson, to the newly created position of Executive Chairperson. Ms. Swenson’s appointment will be effective immediately and she will have oversight of the senior executive leadership team. Additional investigative and remedial work based on the Special Committee’s findings and actions will be performed under the direction of Mr. Swenson as Executive Chairperson and reporting to the Audit Committee. The Special Committee also approved strengthening internal controls including hiring a chief compliance officer and hiring of additional financial and accounting support. Additional details regarding the Special Committee’s findings and the remedial actions taken by the Special Committee and Board of Directors can be found in the Company’s Form 8-K.

The Company is working diligently to file its third quarter 2021 Form 10-Q and amended Registration Statement on Form S-1 (File No. 333-258993) as soon as possible.

Ms. Swenson has several decades of senior level executive leadership experience, including serving as Chairperson at FirstNet, Chairperson and Chief Executive Officer of Inseego Corporation (Nasdaq: INSG), President and Chief Operating Officer of T-Mobile US, Inc, President of Leap Wireless International, Inc., and Chief Executive Officer of Cricket Communications, Inc. Ms. Swenson also served as Chief Executive Officer of Sage North America and on the board of directors of Wells Fargo. In addition, Ms. Swenson currently serves on the board of Harmonic, Inc. (Nasdaq: HLIT), Vislink Technologies, Inc. (Nasdaq: VISL), and Sonim Technologies Inc. (Nasdaq: SONM).

ABOUT FARADAY FUTURE

Faraday Future is a class defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, and include the Company’s plans to implement the remedial actions approved by the Special Committee and the Board. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company and the implementation of the remedial actions approved by the Special Committee and the Board; and the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed with the SEC on October 4, 2021 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Mark Connelly

Investors: ir@faradayfuture.com

John Schilling

Media: John.Schilling@ff.com

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